Important Notice Concerning Limitations on
                   Trading in BankFinancial Corporation Stock

                                                               February 8, 2006

To:  Executive Officers and Directors of BankFinancial Corporation

From:  BankFinancial Corporation


1. As you may know, a "blackout period" will be imposed on transactions involving the BankFinancial Corporation ("BankFinancial") Stock Fund (the "BankFinancial Stock Fund") under the BankFinancial and Subsidiaries
     Associate Investment Plan (the "401(k) Plan"). This blackout period, described in more detail below, is necessary in order for participants' accounts in the 401(k) Plan to be transferred from ING to The Principal in connection with the change in retirement plan vendors. Under the Sarbanes-Oxley Act of 2002, the executive officers and directors of BankFinancial will generally be prohibited from engaging in transactions involving BankFinancial equity securities (including options and other derivatives based on BankFinancial stock) during this blackout period.

2. As a result of the transfer of plan assets from ING to Principal, during the blackout period participants in the 401(k) Plan will be temporarily unable to (1) make exchanges into or out of the BankFinancial Stock Fund under the 401(k) Plan, (2) take distributions of money invested in the BankFinancial Stock Fund, and (3) take loans of money invested in the BankFinancial Stock Fund.

3. The blackout period for the 401(k) Plan is expected to begin on March 10, 2006, and end the week of March 19, 2006, provided, however, that the blackout period may be extended due to events that are beyond the control of BankFinancial. We will notify you of any changes that affect the dates of the blackout period. In addition, you can confirm the status of the blackout period by contacting Laura M. Dilallo at LDilallo@bankfinancial.com, or by calling (630) 242-7051.

4. Generally, during the blackout period, you are prohibited from directly or indirectly, purchasing, selling or otherwise transferring any equity security of BankFinancial that you acquired in connection with your service as an executive officer or director. "Equity securities" are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest.

5. The prohibition covers securities acquired "in connection with service as a director or executive officer." This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock grant), as a direct or indirect inducement to employment or joining the Board of Directors, in transactions between the individual and the company, and as director qualifying shares. Securities acquired outside of an individual's service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered. However, if you hold

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     both covered shares and non-covered  shares,  any shares that you sell will be presumed to come first from the covered shares unless you can identify the source of the sold shares and show that you use the same identification
     for  all  related   purposes   (such  as  tax  reporting   and   disclosure
     requirements).

6. The following are examples of transactions that you may not engage in during the blackout period:

          >> Exercising stock options granted to you in connection with your service as a director or executive officer

          >> Selling BankFinancial stock that you acquired by exercising options

          >> Selling BankFinancial stock that you originally received as a restricted stock grant

7.   There are certain exemptions, including:

          >> Purchases or sales under 10b5-1(c) trading plans (so long as you do not make or modify your election during the blackout period or at a time when you are aware of the actual or approximate dates of the blackout)

          >> Bona fide gifts, bequests and transfers pursuant to domestic relations orders

8. If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you are subject to civil and criminal penalties.

The rules summarized above are complex, and the criminal and civil penalties that could be imposed upon executive officers and directors who violate them could be severe.

We therefore request that you contact Laura M. Dilallo at LDilallo@bankfinancial.com, or by calling (630) 242-7051 before engaging in any transaction involving BankFinancial stock or derivatives based on BankFinancial stock during the blackout period, or if you believe that any such transaction in which you have a pecuniary interest may occur during the blackout period.